Exhibit 3.3

THIS INSTRUMENT HAS BEEN ISSUED PURSUANT TO SECTION 4(A)(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER IT NOR ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED BY RULE 501 OF REGULATION CROWDFUNDING UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM.
YouNow Services LLC
DPA
DEBT PAYABLE BY ASSETS
THIS CERTIFIES THAT in exchange for a loan by the undersigned lender (the “Lender”) in the amount of US$__________ (the “Debt Amount”) made on or about __________ to YouNow Services, LLC, a Delaware limited liability company (the “Company”), Lender is hereby entitled to repayment, in one or more installments, in cash and/or in assets, with such variable interest rate (or no rate at all), as further set forth below.
In addition to cash, non-cash assets that can be used to satisfy the obligations under this DPA include Tokens (as defined below) at terms set forth below.
“Tokens”: digital blockchain tokens issued by YouNow, Inc. (“Token Developer”) as part of a Public Token Offering (defined below). For debt satisfaction under the terms of this DPA, Tokens shall be valued at the undiscounted price set by the Token Developer for purposes of the Public Token Offering (“Token Valuation”).
“Asset Interest Rate”: 20% interest shall be accrued and payable if repayment is made in Tokens at any time during the first two years of the date hereof.
“Fiat Interest Rate”: After the second anniversary hereof, 1.5% interest shall be accrued and payable on a monthly, non-compound basis with respect to any unpaid amount. No interest shall accrue and be payable if repayment obligations are satisfied in cash by the second anniversary of the date of this DPA, as set forth below.
See Section 2 for additional defined terms.
1.    Events
(a)    Repayment of Debt Amount by Cash and/or Assets.
(i)    Early Repayment in Full by Tokens: At any time before the second anniversary of the date hereof, if the Company has ownership or control of Tokens in an amount adequate to satisfy its repayment obligations under this DPA and other DPAs contemporaneously issued as part of the same offering in full, including any accrued and unpaid interest, the entire Debt Amount shall be due and payable to Lender, together with interest accrued on the entire Debt Amount at the Asset Interest Rate (said interest also payable in Tokens), to be calculated based on the Token Valuation;

(ii)    Early Partial Repayment by Tokens: At any time before the second anniversary of the date hereof, if the Company has ownership or control of Tokens in such number adequate to partially satisfy at least 25% of its repayment obligations under this DPA and other DPAs contemporaneously issued as part of the same offering, including any accrued and unpaid interest, the Company shall repay at least 25% of the Debt Amount or the current outstanding amount pursuant to this DPA to Lender in Tokens (“Partial Asset Payment”), together with interest accrued on the Partial Asset Payment amount at the above Asset Interest Rate (said interest also payable in Tokens), to be calculated based on the Token Valuation;
(iii)    Early Repayment in Cash: At any time before the second anniversary of this DPA, unless the Company has ownership or control of Tokens in an amount sufficient for early repayment of debt by Tokens in full or in part, the Company may in its discretion satisfy its obligations with respect to any unpaid Debt Amount in cash, with no interest or other duties owed to the Lender;
(iv)    Early Repayment Right by Lender: At any time before the second anniversary of this DPA, the Lender may demand an early repayment of the Debt Amount in full (but not in part), in which case the Company shall promptly repay 80% of the unpaid Debt Amount in cash, in full satisfaction of its obligations under this DPA.
(v)    On or after the second anniversary of this DPA, any unpaid portion of the Debt Amount shall accrue interest at the applicable Fiat Interest Rate (defined above), on a monthly, non-compound basis.
(vi)    The Company shall fully repay the entire Debt Amount and any interest accrued, in cash and/or by Tokens as per the above terms, no later than the [third anniversary] of the date hereof.
(vii)    All repayment obligations may be assigned or transferred by the Company to any of its affiliates provided written notice is provided to Lender.
(b)    Terms Governing Payment by Tokens. With respect to any partial or full satisfaction of the Debt Amount by Tokens, the number of Tokens shall be determined based on the Token Valuation as defined above. Where possible, the Token distribution may include fractional Tokens. In the event fractional Tokens are not available, (i) Lender will receive one full Token if the fractional remainder is equal to or in excess of 0.50 Tokens or (ii) Lender will forfeit the value of the fractional Tokens if the fractional remainder is less than 0.50 Tokens.
In the event the Company elects or is required under the terms hereof to make a repayment of Debt Amount (in part or in full) by Tokens, if upon notice Lender fails to provide to Company within 14 calendar days a network address and other information necessary to facilitate a distribution of digital blockchain tokens, the Company may in its discretion effectuate such repayment in cash and without any interest on such full or partial Debt Amount, without any further obligations associated thereto and in full satisfaction of such full or partial Debt Amount. Lender is responsible for the accuracy of information provided. Providing inaccurate digital key or public address for purposes of token transfer often results in irreversible loss, which nonetheless would constitute satisfaction of the Company’s debt repayment obligations.
(c)    Dissolution Event. If a Dissolution Event occurs before repayment obligations under the DPA have been satisfied in full, to the extent permissible by law Lender shall have priority over all other creditors with respect to (i) any cash funded by and traceable to Lender remaining in a Company bank or escrow account, and shall have priority shall be returned to Lender, with priority over all other creditors of the Company, and (ii) that portion of such Tokens in the Company’s possession or control that represents

Lender’s interest as a fraction of all DPAs issued contemporaneously with this DPA as part of the same offering.
(d)    Termination. This instrument will terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon the Company satisfying its repayment obligations in full pursuant to this Section 1.
2.    Definitions
“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors, or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.
“Public Token Offering” means the opening of the Token Developer’s first public sale of its Tokens to be used on an established decentralized blockchain protocol created by the Token Developer or its affiliates. For the avoidance of doubt, a public sale will be considered one in which the existence of the offering is made public and Tokens can be purchased by some or all segments of the general public (e.g., accredited investors or US residents).
3.    Company Representations
(a)    The Company is a validly existing and in good standing under the laws of the state of its formation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
(b)    The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Lender, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current charter or bylaws or applicable constituent documents; (ii) any material statute, rule or regulation applicable to the Company; or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)    The performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.
(d)    No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate or equivalent approvals; and (ii) any qualifications or filings under applicable securities laws.
4.    Lender Representations
(a)    The Lender has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)    The Lender has been advised that this instrument have not been registered under the Securities Act or any state securities laws and are offered and sold hereby pursuant to Section 4(a)(6) of the Securities Act. The Lender understands that this instrument may not be resold or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or pursuant to Rule 501 of Regulation CF, in which case certain state transfer restrictions may apply.
(c)    The Lender is entering in this instrument not with a view to, or for resale or otherwise redistribute the same.
(d)    The Lender acknowledges, and is entering into this instrument in compliance with, the investment limitations set forth in Rule 100(a)(2) of Regulation CF, promulgated under Section 4(a)(6)(B) of the Securities Act.
(e)    The Lender acknowledges that the Lender has received all the information the Lender has requested from the Company and the Lender considers necessary or appropriate for deciding whether to acquire this instrument, and the Lender represents that the Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this instrument and to obtain any additional information necessary to verify the accuracy of the information given to the Lender. In deciding to purchase this instrument, the Lender is not relying on the advice or recommendations of the Company or of Republic.co and the Lender has made its own independent decision that the purchase of this instrument is suitable and appropriate for the Lender. The Lender understands that no federal or state agency has passed upon the merits or risks in this instrument or made any finding or determination concerning the fairness or advisability of this purchase.
(f)    The Lender understands and acknowledges that as a DPA Lender, the Lender shall have no voting, information or inspection rights, aside from any disclosure requirements the Company is required to make under relevant securities regulations.
(g)    The Lender understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for this instrument and any assets used to satisfy the debt obligations hereunder.

(h)    If the Lender is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any offer or sale of this instrument, including (a) the legal requirements within its jurisdiction for the purchase of this instrument; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of this instrument. The Lender acknowledges that the Company has taken no action in foreign jurisdictions with respect to this instrument.
(i)    The Lender understands that this instrument is being offered in a regulation crowdfunding offering with other DPAs, and all participants in the aforementioned offering, together, “Lenders,” will have the same rights and obligations.
5.    Transfer Restrictions.
(a)    The Lender understands and agrees that the Company may place the legend set forth below or a similar legend on any book entry or other forms of notation evidencing this DPA, together with any other legends that may be required by state or federal securities laws, the Company’s charter or bylaws or similar constituent documents, as applicable, any other agreement between the Lender and the Company or any agreement between the Lender and any third party:
THIS INSTRUMENT HAS BEEN ISSUED PURSUANT TO SECTION 4(A)(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER IT NOR ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED BY RULE 501 OF REGULATION CROWDFUNDING UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM.
6.    Miscellaneous
(a)    Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the Lender.
(b)    The Lender is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Lender, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.
(c)    In the event any one or more of the terms or provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the terms or provisions of this instrument operate or would prospectively operate to invalidate this instrument, then such term(s) or provision(s) only will be deemed null and void and will not affect any other term or provision of this instrument and the remaining terms and provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(d)    All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.
(e)    Any dispute, controversy or claim arising out of, relating to or in connection with this instrument, including the breach or validity thereof, shall be determined by final and binding arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules and Mediation Procedures (“Commercial Rules”). The award rendered by the arbitrator shall be final, non-appealable and binding on the parties and may be entered and enforced in any court having jurisdiction. There shall be one arbitrator agreed to by the parties within twenty (20) days of receipt by respondent of the request for arbitration or, in default thereof, appointed by the AAA in accordance with its Commercial Rules. The place of arbitration shall be San Francisco, California. Except as may be required by law or to protect a legal right, neither a party nor the arbitrator may disclose the existence, content or results of any arbitration without the prior written consent of the other parties.
(f)    The parties agree that any arbitration shall be limited to the dispute between the Company and the Lender individually and this DPA only. To the full extent permitted by law, (1) no arbitration shall be joined with any other; (2) no dispute between the parties is to be arbitrated on a class-action basis or will utilize class action procedures; and (3) Lender may not bring any dispute in a purported representative capacity on behalf of the general public or any other persons.
(g)    Notwithstanding the foregoing, the parties agree that the following disputes are not subject to the above provisions concerning informal negotiations and binding arbitration: (1) any disputes seeking to enforce or protect, or concerning the validity of, any of a party’s intellectual property rights; (2) any dispute related to, or arising from, allegations of theft, piracy, invasion of privacy or unauthorized use; and (3) any claim for injunctive relief.
(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

YouNow Services, LLC

By:

Name:	Adi Sideman

Title:	CEO

Address:

Email:

LENDER

By:

Name:

Email: